Exhibit 99.1
AAON REPORTS SALES, EARNINGS & BACKLOG
FOR THE FOURTH QUARTER OF 2023

TULSA, OK, February 28, 2024 - AAON, INC. (NASDAQ-AAON), a leading producer of premium HVAC solutions, today announced its results for the fourth quarter of 2023.

Gary Fields, CEO, stated, “I am extremely pleased with our overall results for 2023. We finished another year with record sales, EBITDA and earnings. The fourth quarter was also another strong quarter for AAON. In what typically is a seasonally soft period for the Company, we achieved comparable sales and earnings to what we reported in the third quarter, which was a record quarter for AAON. On a year-over-year perspective, improved productivity was a key factor to both production output and margin expansion. Our manufacturing teams did an excellent job of improving the efficiency of our operations, a trend we expect will continue in 2024. Gross profit margin of 36.4%, up from 30.8% in the year ago quarter, reflects these productivity gains, along with incremental pricing. In addition to profitability, I was also pleased with how the Company's bookings and backlog trended throughout the second half of 2023, including the fourth quarter. All in, 2023 was a spectacular year and we are optimistic on continued success in 2024.”

Net sales for the fourth quarter of 2023 increased 20.4% to a record $306.6 million from $254.6 million in the fourth quarter of 2022. The Company had a healthy backlog entering the quarter, which, combined with improved operational efficiencies, contributed to year over year organic volume growth of approximately 9.3%.

Gross profit for the quarter increased 42.3% to $111.7 million, or 36.4% of sales, compared to the same period a year ago. The drivers for the year--over--year margin expansion were incremental pricing, improved operational efficiencies and improved overhead absorption.

Earnings per diluted share in the fourth quarter of 2023 increased 19.1% to $0.56 from $0.47 in the fourth quarter of 2022.

Financial Highlights:	Three Months Ended December 31,		%	Years Ended December 31,		%
	2023	2022	Change	2023	2022	Change
	(in thousands, except share and per share data)			(in thousands, except share and per share data)
GAAP Measures
Net sales	$306,638	$254,598	20.4%	$1,168,518	$888,788	31.5%
Gross profit	$111,739	$78,541	42.3%	$399,020	$237,572	68.0%
Gross profit margin	36.4%	30.8%		34.1%	26.7%
Operating income	$63,884	$46,598	37.1%	$227,494	$126,761	79.5%
Operating margin	20.8%	18.3%		19.5%	14.3%
Net income	$47,049	$38,898	21.0%	$177,623	$100,376	77.0%
Earnings per diluted share	$0.56	$0.47	19.1%	$2.13	$1.24	71.8%
Diluted average shares	83,446,051	82,211,418	1.5%	83,295,290	81,145,610	2.6%

Non-GAAP Measures
EBITDA[1]	$77,046	$56,184	37.1%	$274,465	$162,266	69.1%
EBITDA margin[1]	25.1%	22.1%		23.5%	18.3%
Adjusted EBITDA[1]	$77,046	$56,184	37.1%	$281,215	$162,266	73.3%
Adjusted EBITDA margin[1]	25.1%	22.1%		24.1%	18.3%
[1]These are non-GAAP measures. See "Use of Non-GAAP Financial Measures" below for reconciliation to GAAP measures.

Backlog
	December 31, 2023	September 30, 2023	December 31, 2022
Backlog	$510,028	$490,591	548,022
Year over year change	(6.9)%	(4.7)%	110.6%

Bookings in the fourth quarter increased sequentially for a second straight quarter and were up on a year-over-year basis. Bookings in the quarter also outpaced production, resulting in a quarter-over-quarter increase in backlog. Backlog at the end of the fourth quarter of 2023 was $510.0 million, up 4.0% from $490.6 million the end of the third quarter and down 6.9% from $548.0 million at December 31, 2022.

Mr. Fields concluded, “As we progress through the early months of 2024, we are cautiously optimistic with the outlook for the current year. While increasingly there are signs of slowing in the nonresidential construction sector, along with uncertainties surrounding the new refrigerant transition, we continue to anticipate sales and earnings growth for the year, albeit at slower growth rates than recent years. We are also confident we will continue to take market share due to our advanced position in both new refrigerant equipment and cold climate air-source heat pumps. We currently have a majority of our product portfolio offered with the new refrigerant in our electronic catalog as well as a full line of packaged rooftop equipment configurable with heat pumps designed to operate down to zero degrees Fahrenheit, both of which provide us an advantage against most of our competition. At the same time, we see more opportunity for enhancements in productivity across our operations in 2024. Recently announced changes to Company leadership will help leverage these opportunities, best positioning AAON for growth. Therefore, while there are external factors that could result in a slower market environment, we are optimistic we will continue to drive growth this year and create more value for all of our stakeholders.”

As of December 31, 2023, the Company had cash, cash equivalents and restricted cash of $9.0 million and $38.3 million outstanding on the revolving credit facility. Rebecca Thompson, CFO, commented, “Our cash flows from operating activities strengthened in both the fourth quarter and 2023, growing year-over-year 189.0% and 159.1%, respectively, and outpacing earnings growth in the respective periods. Cash flows from operating activities in both periods also exceeded capital expenditures, which were up significantly from prior periods. We continue to find attractive organic growth opportunities with compelling returns, which will result in another year of elevated capital expenditures in 2024. At the same time, we see further opportunities to enhance our earnings to cash flow conversion rates in 2024. Our balance sheet remains strong with a current ratio of 3.2 and a leverage ratio of 0.15.”

Conference Call and Webcast

The Company will host a conference call and webcast to discuss its financial results and outlook on February 28, 2024 at 5:15 P.M. ET. The conference call will be accessible via a dial-in for those who wish to participate in Q&A as well as a listen-only webcast. The accessible dial-in is accessible at 1-800-836-8184. To access the listen-only webcast, please register at https://app.webinar.net/b6rzgxE5JyM. On the next business day following the call, a replay of the call will be available on the Company’s website at https://aaon.com/Investors.

About AAON

Founded in 1988, AAON is a global leader in HVAC solutions for commercial and industrial indoor environments. The Company's industry-leading approach to designing and manufacturing highly configurable and custom-made equipment to meet exact needs creates a premier ownership experience with greater efficiency, performance and long-term value. AAON is headquartered in Tulsa, Oklahoma, where its world-class innovation center and testing lab allows AAON engineers to continuously push boundaries and advance the industry. For more information, please visit www.AAON.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “seeks”, “estimates”, “should”, “will”, and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligations to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Important factors that could cause results to differ materially from those in the forward-looking statements include (1) the timing and extent of changes in raw material and component prices, (2) the effects of fluctuations in the commercial/industrial new construction market, (3) the timing and extent of changes in interest rates, as well as other competitive factors during the year, and (4) general economic, market or business conditions.

Contact Information
Joseph Mondillo
Director of Investor Relations
Phone: (617) 877-6346
Email: joseph.mondillo@aaon.com

AAON, Inc. and Subsidiaries
Consolidated Statements of Income
(Unaudited)
	Three Months Ended December 31,		Years Ended December 31,
	2023	2022	2023	2022
	(in thousands, except share and per share data)
Net sales	$306,638	$254,598	$1,168,518	$888,788
Cost of sales	194,899	176,057	769,498	651,216
Gross profit	111,739	78,541	399,020	237,572
Selling, general and administrative expenses	47,855	31,943	171,539	110,823
Gain on disposal of assets	—	—	(13)	(12)
Income from operations	63,884	46,598	227,494	126,761
Interest expense, net	(884)	(933)	(4,843)	(2,627)
Other income, net	133	104	503	399
Income before taxes	63,133	45,769	223,154	124,533
Income tax provision	16,084	6,871	45,531	24,157
Net income	$47,049	$38,898	$177,623	$100,376
Earnings per share:
Basic	$0.58	$0.49	$2.19	$1.26
Diluted	$0.56	$0.47	$2.13	$1.24
Cash dividends declared per common share:	$0.08	$0.16	$0.32	$0.29
Weighted average shares outstanding:
Basic	81,293,549	79,975,517	81,156,114	79,582,480
Diluted	83,446,051	82,211,418	83,295,290	81,145,610

AAON, Inc. and Subsidiaries
Consolidated Balance Sheets
(Unaudited)
	December 31, 2023	December 31, 2022
Assets	(in thousands, except share and per share data)
Current assets:
Cash and cash equivalents	$287	$5,451
Restricted cash	8,736	498
Accounts receivable, net	138,108	127,158
Inventories, net	213,532	198,939
Contract assets	45,194	15,151
Prepaid expenses and other	3,097	1,919
Total current assets	408,954	349,116
Property, plant and equipment:
Land	15,438	8,537
Buildings	205,841	169,156
Machinery and equipment	391,366	342,045
Furniture and fixtures	40,787	30,033
Total property, plant and equipment	653,432	549,771
Less: Accumulated depreciation	283,485	245,026
Property, plant and equipment, net	369,947	304,745
Intangible assets, net	68,053	64,606
Goodwill	81,892	81,892
Right of use assets	11,774	7,123
Other long-term assets	816	6,421
Total assets	$941,436	$813,903

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	27,484	45,513
Accrued liabilities	85,508	78,630
Contract liabilities	13,757	21,424
Total current liabilities	126,749	145,567
Revolving credit facility, long-term	38,328	71,004
Deferred tax liabilities	12,134	18,661
Other long-term liabilities	16,807	11,508
New market tax credit obligation	12,194	6,449
Commitments and contingencies
Stockholders' equity:
Preferred stock, $.001 par value, 5,000,000 shares authorized, no shares issued	—	—
Common stock, $.004 par value, 100,000,000 shares authorized, 81,508,381 and 80,137,776 issued and outstanding at December 31, 2023 and December 31, 2022, respectively	326	322
Additional paid-in capital	122,063	98,735
Retained earnings	612,835	461,657
Total stockholders' equity	735,224	560,714
Total liabilities and stockholders' equity	$941,436	$813,903

AAON, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(Unaudited)
	Years Ended December 31,
	2023	2022
Operating Activities	(in thousands)
Net income	$177,623	$100,376
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	46,468	35,106
Amortization of debt issuance cost	82	43
Amortization of right of use assets	324	324
(Recoveries of) provision for accounts receivable, net of adjustments	(154)	(72)
Provision for excess and obsolete inventories, net of write-offs	1,633	2,740
Share-based compensation	16,384	13,700
Gain on disposition of assets	(13)	(12)
Foreign currency transaction (gain) loss	(10)	41
Interest income on note receivable	(21)	(22)
Deferred income taxes	(6,527)	(13,332)
Changes in assets and liabilities:
Accounts receivable	(9,978)	(56,306)
Income taxes	(11,302)	18,195
Inventories	(16,226)	(71,409)
Contract assets	(30,043)	(9,402)
Prepaid expenses and other long-term assets	(1,048)	(2,367)
Accounts payable	(18,316)	11,574
Contract liabilities	(7,667)	13,882
Extended warranties	2,600	1,314
Accrued liabilities and other long-term liabilities	15,086	16,945
Net cash provided by operating activities	158,895	61,318
Investing Activities
Capital expenditures	(104,294)	(54,024)
Cash paid for building	—	(22,000)
Cash paid in business combination, net of cash acquired	—	(249)
Proceeds from sale of property, plant and equipment	129	12
Acquisition of intangible assets	(5,197)	—
Principal payments from note receivable	51	48
Net cash used in investing activities	(109,311)	(76,213)
Financing Activities
Borrowings under revolving credit facility	597,111	225,758
Payments under revolving credit facility	(629,787)	(194,754)
Proceeds from financing obligation, net of issuance costs	6,061	—
Payments related to financing costs	(398)	—
Principal payments on financing lease	—	(115)
Stock options exercised	33,259	23,140
Repurchase of stock	(25,009)	(12,737)
Employee taxes paid by withholding shares	(1,302)	(1,018)
Dividends paid to stockholders	(26,445)	(22,917)
Net cash (used in) provided by financing activities	(46,510)	17,357
Net increase in cash, cash equivalents and restricted cash	3,074	2,462
Cash, cash equivalents and restricted cash, beginning of period	5,949	3,487
Cash, cash equivalents and restricted cash, end of period	$9,023	$5,949

Use of Non-GAAP Financial Measures

To supplement the Company’s consolidated financial statements presented in accordance with generally accepted accounting principles (“GAAP”), additional non-GAAP financial measures are provided and reconciled in the following tables. The Company believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results. The Company believes that this non-GAAP financial measure enhances the ability of investors to analyze the Company’s business trends and operating performance as they are used by management to better understand operating performance. Since adjusted net income, adjusted net income per diluted share, EBITDA, adjusted EBITDA, and adjusted EBITDA margin are non-GAAP measures and are susceptible to varying calculations, adjusted net income, adjusted net income per diluted share, EBITDA, adjusted EBITDA, and adjusted EBITDA margin, as presented, may not be directly comparable with other similarly titled measures used by other companies.

Non-GAAP Adjusted Net Income

The Company defines non-GAAP adjusted net income as net income adjusted for any infrequent events, such as litigation settlements, net of profit sharing and tax effect, in the periods presented.

The following table provides a reconciliation of net income (GAAP) to non-GAAP adjusted net income for the periods indicated:

	Three Months Ended December 31,		Years Ended December 31,
	2023	2022	2023	2022
	(in thousands)
Net income, a GAAP measure	$47,049	$38,898	$177,623	$100,376
Litigation Settlement	—	—	7,500	—
Profit sharing effect[1]	—	—	(750)	—
Tax effect	—	—	(1,242)	—
Non-GAAP adjusted net income	47,049	38,898	183,131	100,376
Non-GAAP adjusted earnings per diluted share[2]	$0.56	$0.47	$2.20	$1.24
[1]Profit sharing effect of litigation settlement in the respective period.
[2]Reflects three-for-two stock split effective August 16, 2023.

EBITDA and Adjusted EBITDA

EBITDA (as defined below) is presented herein and reconciled from the GAAP measure of net income because of its wide acceptance by the investment community as a financial indicator of a company's ability to internally fund operations. The Company defines EBITDA as net income, plus (1) depreciation and amortization, (2) interest expense (income), net and (3) income tax expense. EBITDA is not a measure of net income or cash flows as determined by GAAP. EBITDA margin is defined as EBITDA as a percentage of net sales.

The Company’s EBITDA measure provides additional information which may be used to better understand the Company’s operations. EBITDA is one of several metrics that the Company uses as a supplemental financial measurement in the evaluation of its business and should not be considered as an alternative to, or more meaningful than, net income, as an indicator of operating performance. Certain items excluded from EBITDA are significant components in understanding and assessing a company's financial performance. EBITDA, as used by the Company, may not be comparable to similarly titled measures reported by other companies. The Company believes that EBITDA is a widely followed measure of operating performance and is one of many metrics used by the Company’s management team and by other users of the Company’s consolidated financial statements.

Adjusted EBITDA is calculated as EBITDA adjusted by items in non-GAAP adjusted net income, above, except for taxes, as taxes are already excluded from EBITDA.

The following table provides a reconciliation of net income (GAAP) to EBITDA (non-GAAP) and Adjusted EBITDA (non-GAAP) for the periods indicated:

	Three Months Ended December 31,		Years Ended December 31,
	2023	2022	2023	2022
	(in thousands)
Net income, a GAAP measure	$47,049	$38,898	$177,623	$100,376
Depreciation and amortization	13,029	9,482	46,468	35,106
Interest expense	884	933	4,843	2,627
Income tax expense	16,084	6,871	45,531	24,157
EBITDA, a non-GAAP measure	77,046	56,184	274,465	162,266
Litigation Settlement	—	—	7,500	—
Profit sharing effect[1]	—	—	(750)	—
Adjusted EBITDA, a non-GAAP measure	$77,046	$56,184	$281,215	$162,266
Adjusted EBITDA margin	25.1%	22.1%	24.1%	18.3%
[1]Profit sharing effect of litigation settlement in the respective period.